Exhibit 10.14

REVISED AND RESTATED

AMENDMENT AND MASTER CONTRACT

THIS REVISED AND RESTATED AMENDMENT AND MASTER CONTRACT (“Revised Amendment”) is made and effective this March 31st, 2008, by and between Aequus (as defined in Exhibit X hereto) and WorldGate (as defined in Exhibit X hereto).

1.                                       This Revised Amendment is entered into pursuant to a Master Agreement, dated the date hereof, between the Parties (the “Master Agreement”). This Revised Amendment (a) revises and supplements certain terms of the Reseller Agreement between the Parties dated March 22, 2006 (the “Reseller Agreement”) and the Professional Services Agreement between the Parties dated August 14, 2006 (the “Professional Services Agreement”) (collectively, the “Amended Contracts”) (b) terminates the Video Service Provider Agreement between the Parties dated May 16, 2006 (the “Service Provider Agreement”) and (c) supersedes and replaces in its entirety the Amendment and Master Contract between the Parties, dated June 20, 2007 (the “Prior Amendment”), which Prior Amendment shall hereafter be deemed null and void and of no further force or effect. In the event of conflict between the provisions of this Revised Amendment and that of any Amended Contract or the Prior Amendment, the terms of this Revised Amendment shall control. Except as amended by this Revised Amendment, the terms and conditions of each Amended Contract shall remain in full force and effect and are hereby reaffirmed and considered delivered hereunder.

2.                                       Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meaning ascribed to those terms set forth in Exhibit X attached hereto. Except as otherwise defined herein or in said Exhibit X, all capitalized terms used with reference to the Reseller Agreement and the Professional Services Agreement shall have the meanings ascribed to such terms in the relevant Amended Contract.

3.                                       The Reseller Agreement is hereby amended and restated as follows:

3.1                                 The parties acknowledge and agree that all references to “OJO” in the Professional Services Agreement (as revised by this Revised Amendment) shall be deemed to mean “WorldGate” as defined in Exhibit X hereto and all references to “Reseller” shall be deemed to mean “Aequus” as defined in Exhibit X hereto.

3.2                                 Section 1, APPOINTMENT, is hereby amended to read in its entirety as follows:

1.                                       APPOINTMENT; SCOPE OF RIGHTS

a.                                       Subject to the terms and conditions hereof, OJO hereby grants Reseller, and Reseller accepts, rights (the “Marketing Rights”) to use, market, distribute and sell, in the provision of the Services (as defined in Schedule A) in the Territory (as defined in Schedule C) to Customers (as defined in Schedule B), any OJO Phone (as defined in Schedule A) offered for commercial sale by OJO other than Third Party Phones (as defined in Schedule A). The Marketing Rights shall be exclusive (the “Exclusive Marketing Rights”) unless and until an event occurs which gives OJO the right to notify Reseller (in accordance with and as permitted under this Agreement) that Reseller’s Marketing Rights have become non-exclusive (the “Non-Exclusive Marketing Rights”). Subject to the terms and conditions hereof,  so long as its Marketing Rights are Exclusive Marketing Rights, Reseller agrees to purchase all of its requirements for video phones for use in providing the Services in the Territory to Customers exclusively from Ojo.  Reseller agrees that, except as otherwise agreed by OJO in writing, it will comply with the policies and programs described in the attached Schedule D (“Policies and Programs”) and the covenants and conditions specified in Schedule E (“Pertinent Conditions”) and the Standard Terms and Conditions for the Purchase of Products attached as Schedule G to this Reseller Agreement.

b.                                      Reseller acknowledges that OJO may from time to time enter into other agreements with third parties (each, a “Third Party”) granting rights in the Territory to resell or distribute one or more models of OJO Phones, including Third Party Phones (each such agreement, an “Other Distribution Agreement”).  In connection with such Other Distribution Agreement and so long as Reseller enjoys Exclusive Marketing Rights as provided herein, OJO agrees to the following:

(i)                                     the end-user license for each OJO Phone to be sold or distributed pursuant to such Other Distribution Agreement (“Other Phones”) shall prohibit the end-user from using such OJO Phone in connection with the Services in the Territory and WorldGate will cause such end-user license to be incorporated in such Other Distribution Agreement as an attachment or exhibit thereto;

(ii)                                  prior to the execution by OJO of such Other Distribution Agreement, it will use commercially reasonable efforts to include in such Other Distribution Agreement (A) an acknowledgement by such Third Party that OJO has granted to Reseller the exclusive right to market, distribute, use and sell video phones incorporating OJO technology in connection with providing the Services in the Territory to Customers and (B) a covenant that such Third Party will not market, distribute, use or sell any Third Party Phone in connection with providing the Services in the Territory to Customers and (C) an acknowledgment by such Third Party that Reseller is a third party beneficiary of such restriction.

c.                                       Ojo may, at its sole election, by written notice either (i) unilaterally cause the Exclusive Marketing Rights to become Non-Exclusive Marketing Rights or (ii) terminate this Agreement, in either case only if Reseller’s cumulative purchases of Products through the end of the most recently concluded quarter included under Schedule F – Anticipated Sales Levels (the

“Benchmark Quarter”), total less than seventy percent (70%) of the cumulative Anticipated Sales Levels for all quarters included under said Schedule F to and including the Benchmark Quarter.

d.                                      Ojo shall keep Reseller reasonably informed of its development plans regarding Ojo Phones (as defined below), including but not limited to providing Reseller no less often than twice per year with a two-year projection for development of new features and functions for existing or new models of  Ojo Phones (the “Development Plan”). Reseller shall keep Ojo reasonably informed of developments in video phone technology which could be reasonably likely to have a substantial effect on competition in the Services marketplace (“Technology Advances”) and Ojo shall consult with Reseller regarding potential modifications of its Development Plan to address such Technology Advances. Each party shall also keep the other party reasonably informed if another manufacturer or distributor makes a new video phone commercially available which includes one or more Technology Advances (a “New Technology Phone”). Upon request by Reseller, Ojo shall either (i) provide Reseller with a Development Plan (the “New Technology Development Plan”) demonstrating that, within a reasonable time, Ojo will be able to make commercially available a video phone offering substantially the same or superior Technology Advances (an “Advanced Ojo Phone”) or (ii) advise Aequus that it does not intend to make such Advanced Ojo Phone commercially available within a reasonable time. If Ojo advises Reseller that it will make an Advanced Ojo Phone commercially available within a reasonable time thereafter, Reseller’s exclusivity obligations under Section 1(a) shall continue and any purchase by Reseller of New Technology Phones will be a breach thereof. If Ojo advises otherwise or does not provide a New Technology Development Plan within a reasonable time, Reseller shall have the right to purchase New Technology Phones, and such purchases shall not be a breach of its exclusivity obligations under Section 1(a).

e.                                       Notwithstanding the foregoing, if Reseller commences purchasing New Technology Phones pursuant to the foregoing paragraph (d), (i) Ojo may, by written notice to Aequus, cause Reseller’s Exclusive Marketing Rights to be amended so that they thereafter become Non-Exclusive Marketing Rights, if in any period of three (3) consecutive calendar quarters (each, a “Three-Quarter Period”), Reseller’s purchases of Ojo Phones constitutes less than forty percent (40%) of the total number of video phones purchased by and shipped to or on behalf of Aequus during such Three-Quarter Period, and (ii) Ojo may, by written notice to Aequus, terminate this Agreement, if in any Three-Quarter Period Reseller’s purchases of Ojo Phones constitutes less than twenty percent (20%) of the total number of video phones purchased and shipped to or on behalf of Aequus during such Three-Quarter Period.

f.                                         At any time after Reseller commences purchases of New Technology Phones, Ojo may give Reseller notice that Ojo is making an Advanced Ojo Phone commercially available (the “New Ojo Model”). Within thirty (30) days after receiving such Advanced Ojo Phone, Reseller shall advise Ojo whether Reseller intends to commence purchasing the New Ojo Model and cease purchasing New Technology Phones upon expiration of any then-current binding purchase commitment of Reseller to such other manufacturer or distributor (a “Resumption Notice”). If Reseller timely delivers a Resumption Notice, then within ninety (90) days after delivery to Ojo of such Resumption Notice, Reseller will provide Ojo with a binding purchase order to purchase New Ojo Phones. If Reseller fails to timely deliver a Resumption Notice, Ojo shall thereafter be entitled to sell the New Ojo Model to any market and territory without restriction (including for use in providing Services in the Territory to Customers) without breach of its exclusivity obligations under Section 1(a).

3.3                                 Section 2, Term, is hereby amended to read in its entirety as follows:

This Agreement shall commence on the date first set forth above and shall continue until terminated in accordance with Section 4.

3.4                                 Paragraph B of Section 3, Conduct of Operations, is hereby amended to read in its entirety as follows:

B. Reseller shall use diligent, good faith efforts to promote, offer for sale and sell the Products to Customers for use in connection with the Services in the Territory and to seek to achieve the anticipated sales levels set forth in the attached Schedule F (the “Anticipated Sales Levels”). In so doing, Reseller shall take no action which could reasonably be anticipated to diminish the reputation and goodwill of the Products. The parties shall consult and reasonably cooperate in advertising the Products and in offering and fulfilling incentive or other promotional programs with respect to the Products.

3.5                                 Paragraph H of Section 3, Conduct of Operations, is hereby amended by adding at the end thereof the following sentence:

Except as otherwise provided in a certain Master Agreement between the parties or as otherwise provided herein, payment terms for all Products shall be net thirty (30) days from the date of invoice for such Products.

3.6                                 Paragraphs A and B of Section 4, Termination of Agreement, are hereby amended to read in their entirety as follows:

A.                                   Either party may terminate this Agreement for convenience upon one year’s notice. Either Party may terminate this Agreement for cause upon thirty (30) days’ written notice for a material breach of a material term of this Agreement if such breach is not cured within such thirty-day period.

B.                                     Either party (the “Terminating Party”) may terminate this Agreement by written notice to the other party, effective immediately, upon the occurrence of any of the following events: (i) upon the occurrence of any change in the financial condition or management of the other party which is materially adverse to the other party’s ability to perform under this Agreement; (ii) the other party defaults in any agreement providing financing to such party for purposes associated with this Agreement; (iii) the other party engages in a course of conduct which results in such party’s conviction of a felony or which otherwise substantially and adversely affects the Terminating Party’s reputation or its interests in the promotion, marketing or distribution of its products and/or services. In addition,

OJO shall also have the right to terminate this Agreement if Reseller fails to purchase at least seventy percent (70%) of the cumulative Anticipated Sales Levels for all quarters through a particular Benchmark Quarter or if Aequus’s purchases of Ojo Phones for any Three-Quarter Period constitutes less than twenty percent (20%) of the total number of video phones purchased by and shipped to or on behalf of Aequus during such Three-Quarter Period.

3.7                                 The last two sentences of Paragraph C of Section 4, TERMINATION OF AGREEMENT, are hereby deleted.

3.8                                 The first sentence of Paragraph D of Section 4, TERMINATION OF AGREEMENT, is hereby amended to read in its entirety as follows:

A Party who properly terminates this Agreement prior to the end of the Term in accordance with its terms or who refuses to extend or renew this Agreement beyond its stated expiration date shall not be liable to the other Party for any damage, loss or expenses of any kind which the other Party may incur or suffer arising from or incident to any such termination or non-renewal of this Agreement, whether or not the terminating or non-renewing Party was aware of any such damage, loss or expenses.

3.9                                 There shall be added to Section 4, TERMINATION OF AGREEMENT, the following Paragraph E:

E.                                      The rights and remedies of each party with respect to any breach by the other of this Agreement shall survive any termination of this Agreement and be cumulative with any other rights and remedies of such party with respect to such breach provided by law or in equity; provided, however, that termination of this Reseller Agreement shall not be used as a basis to terminate any other agreement between OJO and Reseller. No waiver of any default will affect any other or subsequent default.

3.10                           In Section 6, MISCELLANEOUS, the following paragraphs are hereby amended and restated as set forth below: Paragraph A (ENTIRE AGREEMENT; MODIFICATIONS; WAIVERS), Paragraph B (GOVERNING LAW), Paragraph C (Severability), Paragraph F (NOTICE), Paragraph G (ASSIGNMENT) and Paragraph I (CERTAIN REFERENCES; LANGUAGE).

A.  ENTIRE AGREEMENT; MODIFICATIONS; WAIVERS.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior proposals, understandings, and agreements, whether oral or written between the Parties with respect to the subject matter hereof.  No modification, amendment or supplement to this Agreement shall be effective for any purpose unless agreed to in writing and signed by authorized representatives of the Parties.  No failure to exercise, and no delay in exercising, on the part of either Party, any right, power or privilege hereunder will operate as a waiver thereof, nor will any Party’s exercise of any right, power or privilege hereunder preclude further exercise of the same right or the exercise of any other right hereunder.

B.  GOVERNING LAW; VENUE.  The Parties acknowledge and agree that this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania as to all matters including, but not limited to, matters of validity, construction, effect, performance and liability, without consideration of conflicts of laws provisions contained therein or the United Nations Convention on Contracts for the International Sale of Goods. In the event of any dispute between the Parties, (a) if suit shall be brought by Aequus, it shall be brought either in the United States District Court for the Eastern District of Pennsylvania or any state court of the Commonwealth of Pennsylvania and (b) if suit shall be brought by WorldGate, it shall be brought in the either in the United States District Court for the Southern District of New York or any state court of the state of New York. Each of the Parties waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

C.  SEVERABILITY.  If any part of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable law.  If any remedy set forth in this Agreement is determined to have failed of its essential purpose, then all other provisions of this Agreement, including the limitations of liability and exclusion of damages, shall remain in full force and effect.

F.  NOTICES.  All notices, requests, demands, consents or waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given immediately upon delivery by hand or by electronic transmission (e.g., email or facsimile with immediate confirmation), one (1) business day after being sent if by nationally recognized overnight courier or, if mailed, then four (4) days after being sent by certified or registered mail, return receipt requested with postage prepaid:

(i)         If to WorldGate, to:

WorldGate Communications, Inc.

3190 Tremont Avenue

Trevose, PA 19355

Attention:  Hal Krisbergh, CEO and President

Telecopy:  215-354-1049

Email: hkrisbergh@wgate.com

with a copy to:

Randall Gort, CLO at the same address and telecopy number

Email: rgort@wgate.com

(ii)       If to AEQUUS, to:

Snap Telecommunications Inc.

1 Blue Hill Plaza, 14th Floor

PO Box 1626

Pearl River, NY  10965

Attention: Richard Schatzberg, President

Telecopy: (973) 227-5400

Email: rschatzberg@aequustechnologies.com

with a copy to:

Pryor Cashman LLP

410 Park Avenue

New York, New York 10022

Attention: Eric M. Hellige, Esq.

Telecopy: (212) 326-0806

Email: ehellige@pryorcashman.com

or, in each case, to such other person or address as any party shall furnish to the other parties in writing.

G.  ASSIGNMENT.  Unless otherwise expressly provided in this Agreement, neither Party may assign its rights (other than the right to receive payments) or delegate its duties and obligations under this Agreement without the prior written consent of the other Party, which will not be unreasonably withheld or delayed; provided, however, that either Party may assign this Agreement, without the need to obtain consent of the other Party, to an Affiliate of such Party or to a successor-in-interest to substantially all of the business of that Party to which this Agreement relates by providing written notice to the other Party of such permitted assignee’s agreement to be bound by the terms of this Agreement and to assume all of the rights and obligations of the assigning Party set forth in this Agreement; provided, however, that in no event shall either Party assign this Agreement to an Affiliate or successor who the Parties have agreed in writing is a Competitor of the other Party.  Any assignment made in violation of the foregoing provisions shall be deemed null and void and of no force or effect.

I.  CERTAIN REFERENCES; LANGUAGE.  Section headings are provided for convenience of reference and do not constitute part of this Agreement.  Any references to a particular section of this Agreement shall be deemed to include reference to any and all subsections thereof.  The terms “purchase” and “sell” are used herein for convenience to include the transfer by non-exclusive license of certain specified rights in and to Programs included herein as part of the Products.  Title to such Programs is reserved to OJO and its affiliated companies.  The term “end-user” as used herein means an end user customer that has acquired the Product for such end-user’s personal use and not for resale or distribution to others.  This contract is in the English language.  Any translated version of it is purely for the convenience of the Parties and the English version is controlling.  Each of the Parties has participated in the negotiation and drafting of this Agreement and has been represented throughout to its satisfaction by legal counsel of its choosing.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  This Agreement may be executed simultaneously in two or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.11                           The last sentence of Paragraph D, Audits, of Section 6, Miscellaneous, is hereby amended to read in its entirety as follows:

Any such audit or inspection shall occur during regular business hours, but not more than once in any twelve-month period, and shall not unreasonably interfere with Reseller’s business activities.

3.12                           There shall be added following Section 6, MISCELLANEOUS, Paragraph I, CERTAIN REFERENCES; LANGUAGE, the following provisions:

J.  BINDING.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

K.  FORCE MAJEURE.  Either Party shall be excused from performance and shall not be liable for any delay, in whole or in part, caused by the occurrence of any contingency beyond the reasonable control either of the excused Party or its subcontractors or suppliers.  These contingencies include, but are not limited to, war, sabotage, insurrection, riot or other act of civil disobedience, act of public enemy, failure or delay in transportation, act of any government or any agency or subdivision thereof affecting the terms hereof, accident, fire, explosion, flood, severe weather or other act of God, or shortage of labor or fuel or raw materials.

L.  NO CROSS DEFAULT.  A breach or other default under this Agreement by either Party shall not constitute a breach or default under any other agreement between the Parties.

M.  THIRD PARTIES.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the Parties hereto and their respective successors or assigns any rights or remedies under or by reason of this Agreement.

N.  SURVIVAL OF OBLIGATIONS.  The provisions of Sections that, by their nature or as explicitly stated, are to survive termination of this Agreement shall survive termination hereof.

O.  GENDER; TENSE, ETC  Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

P.  REFERENCE TO DAYS.  All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

3.13                           The blank in the first line of the introductory paragraph to the Schedules to the Reseller Agreement is hereby amended to insert the date “March 22, 2006”.

3.14                           SCHEDULE A, Products, is hereby amended to read in its entirety as follows:

SCHEDULE A – Products and Services

“Product” shall mean any video phone which uses or incorporates any OJO intellectual property (herein sometimes referred to as an “Ojo Phone” or a “WorldGate Phone”) and which OJO is purchasing or has purchased from WorldGate for commercial distribution (a “Purchased Phone”); provided, however, that the term “Products” shall not include any WorldGate Phone as to which WorldGate has entered into an exclusive distribution agreement or marketing arrangement with a Third Party prior to such WorldGate Phone becoming a Purchased Phone (each, a “Third Party Phone”). “Services” shall mean Video Relay Services (VRS) and Video Remote Interpreting (VRI) services.

3.15                           SCHEDULE B, Customers, is hereby amended to read in its entirety as follows:

1.                                       Inclusion – Any end-user or potential end-user of a Purchased Phone who has a speech and/or hearing impairment and whose ability to engage in telephonic communication requires access to and use of the Services.

2.                                       Exclusion – All other customers.

3.16                           SCHEDULE C, Territory, is hereby amended to read in its entirety as follows:

North America (including the United States, its territories, protectorates and possessions, Canada and Mexico), provided that Reseller’s authorization in each country in the Territory shall be subject to the prior receipt by Reseller from the relevant authorities in such country of all approvals necessary to offer VRS/VRI services in such country.

3.17                           SCHEDULE E, Pertinent Conditions, is hereby amended to read in its entirety as follows:

1.                                       Subject to the limitations set forth in Section 1 of this Reseller Agreement, Ojo expressly reserves the right to itself sell, and to use other distributors, VARs and resellers to sell Products in the Territory to customers other than Customers and to sell Products outside of the Territory to all customers, including Customers. In no event shall Ojo be prohibited from selling and/or otherwise distributing to any customer, including Customers, any products or services other than Products in any country within the Territory.

2.                                       No later than the fifteenth day of each month, Reseller agrees to provide OJO with a forecast for the six-month period beginning with the next following month indicating Reseller’s intended purchases of Products during such six-month period, detailed by individual Product and calendar month of forecasted purchase. Binding purchase orders shall be submitted by Reseller for its required Products in accordance with the terms of Schedule G. The price for such Products shall be WorldGate’s landed cost (currently $280 for the standard Ojo PVP 900R) plus fifteen percent (15%) mark-up. Aequus shall also pay the actual costs of handling (which currently averages about $8 per unit) and shipping such phones to Customers (which currently averages approximately $10 per unit) . Reconciliation will be made within 30 days of its receipt of an invoice therefor.

3.                                       Products purchased after the effective date of this Revised Amendment between the Parties will be warehoused by OJO and drop shipped directly to Customers.

4.                                       The Parties acknowledge that friends and family of end user Customers hereunder may be motivated to purchase Products as a result of sales of Products which are resold or otherwise transferred by Aequus to Customers, and such friends and family may contact Aequus with inquiries to purchase Products for their own use in communicating with Customers. Aequus will refer all such friends and family inquiries to OJO and will otherwise reasonably cooperate with OJO to facilitate Product marketing and sales to such friends and family, and OJO will directly provide the video phone service for such friends and family.

3.18                           SCHEDULE F, Anticipated Sales Levels, shall be amended to read in its entirety as follows:

Ongoing per calendar quarter (units):

Quarter 3 – 2007 3000	Quarter 4 - 2007 1250	Quarter 1 – 2008 2500	Quarter 2 - 2008 3250

Quarter 3 - 2008 3000	Quarter 4 – 2008 3000	Quarter 1 – 2009 3000	Quarter 2 – 2009 3000

Quarter 3 – 2009 3500	Quarter 4 – 2009 3500	Quarter 1 – 2010 3500	Quarter 2 – 2010 3500

Quarter 3 – 2010 4000	Quarter 4 – 2010 4000	Quarter 1 – 2011 4000	Quarter 2 – 2011 4000

Quarter 3 – 2011 4250	Quarter 4 – 2011 4250	Quarter 1 – 2012 4250	Quarter 2 – 2012 4250

Quarter 3 – 2012 4500	Quarter 4 – 2012 4500	Quarter 1 – 2013 4500	Quarter 2 – 2013 4500

The parties agree to propose and implement Anticipated Sales Levels for periods after Quarter 2 – 2013 at appropriate times. Unless and until agreement is reached on Anticipated Sales Levels for any such period, the Anticipated Sales Level for each quarter during such period shall be the Anticipated Sales Level for the most recent quarter which was agreed to.

3.19                           The first sentence of the first paragraph of SCHEDULE G, Standard Terms and Conditions for the Purchase of Products, is hereby amended to read in its entirety as follows:

These Standard Terms and Conditions for the Purchase of Products (“Standard Terms”) are intended by the parties to govern the purchase of Products (as defined in the Reseller Agreement to which these Standard Terms are attached) from OJO Service, LLC and WorldGate Communications, Inc. as parent and owner of all of the equity of Ojo Service, LLC (collectively, “Ojo”) as SUPPLIER hereunder and to supersede any terms and conditions set forth in any purchase order which are contrary hereto, notwithstanding any statement providing otherwise within any such purchase order.

3.20                           The second sentence of Paragraph A, Section 1, PURCHASE, PRICE AND PAYMENT, is hereby amended to delete the words “if PURCHASER is in default under any agreement with SUPPLIER or”.

3.21                           The last sentence of Paragraph B, Section 1, PURCHASE, PRICE AND PAYMENT, is hereby amended by inserting at the end of the sentence, the words, “provided, however, that such modification or substitution complies with all requirements of regulatory authorities in the Territory applicable to the Products.”

3.22                           Paragraph A of Section 6, CONFIDENTIAL INFORMATION AND OTHER PROPRIETARY RIGHTS, is hereby amended to read in its entirety as follows:

A.  The Parties have entered into a Mutual Confidentiality Agreement which shall govern the disclosure and use of the Confidential Information (as defined in such agreement) of each of the Parties.

3.23                           The first sentence of Paragraph D, Section 6, CONFIDENTIAL INFORMATION AND OTHER PROPRIETARY RIGHTS, is hereby amended by inserting at the beginning of the sentence the words, “Except as provided in the License Agreement Terms and Conditions annexed to this Schedule G as Exhibit 1 or as otherwise agreed in writing by SUPPLIER and PURCHASER,”.

3.24                           In Section 7, MISCELLANEOUS, the following paragraphs are hereby deleted:  Paragraph A (GOVERNING LAW AND VENUE); Paragraph B (SEVERABILITY); Paragraph D (CERTAIN REFERENCES; LANGUAGE); and Paragraph F (FORCE MAJEURE).

3.25                           The first sentence of Paragraph B, Section 3, ACCEPTANCE AND WARRANTY, is hereby amended by deleting the phrase “as delivered to PURCHASER and for a period of thirteen (13) months from receipt by PURCHASER”, and inserting the phrase, “as delivered to PURCHASER’s end-user customer and for a period of twelve (12) months from receipt by PURCHASER’s end-user customer.”

3.26                           In Exhibit 1, LICENSE AGREEMENT TERMS AND CONDITIONS, (a) all references to “Licensor” shall be deemed to refer to both OJO Service, LLC and WorldGate Communications, Inc., as parent and owner of all of the equity of Ojo Service, LLC, (b) all references to “Licensee” shall be deemed to refer to both Snap Telecommunications Inc., d/b/a Snap!VRS, and Aequus Technologies Corp., as parent and owner of all of the equity of Snap Telecommunications Inc. and (c) all references to “the Ojo™ video phone” shall be deemed to refer to “Products” (as defined in Schedule A of the Reseller Agreement of which Exhibit 1 is a part).

4.                                       Video Service Provider Agreement

The parties hereby agree that the Video Service Provider Agreement is hereby terminated and shall hereafter be of no further force and effect, with the understanding that the subject matter of such agreement has been subsumed in the Related Documents executed pursuant to the Master Agreement.

5.                                       Professional Services Agreement

5.1                                 The parties acknowledge and agree that all references to “OJO” in the Professional Services Agreement shall mean and include both Ojo Service, LLC and WorldGate Communications, Inc., as parent and owner of all of the equity of Ojo Service, LLC and all references to “AEQUUS” shall mean and include Snap Telecommunications Inc., d/b/a Snap!VRS and Aequus Technologies Corp., as parent and owner of all of the equity of Snap Telecommunications Inc.

5.2                                 The reference to “Exhibit 1 – Statement of Work” in the second WHEREAS clause is hereby amended to read “Exhibit 1 – Statement of Work - Software Enhancements for Interoperability, June 6, 2006 (the “Statement of Work”).

5.3                                 Section 1, SERVICES, is hereby amended by designating the first sentence thereof as paragraph “(a)” and adding at the end thereof the following:

(b)                                 From time to time during the term of this Agreement, OJO will provide to Aequus such additional services as are set forth in additional mutually agreed written statements of work (each, an “SOW”) which, for purposes of this Agreement, shall be considered additional “Services.”  The parties agree that “Services” shall include, to the extent specified in an SOW, non-recurring engineering services (“NRE Services”) for Data Center Network (including the ODC) and WorldGate Phones (as such terms are defined in the Exhibit X to this Revised Agreement).  No NRE services shall be performed or compensated except in accordance with mutually agreed SOWs.  Each such SOW shall contain provisions addressing the substance of the Model of Statement of Work annexed as Exhibit 2 to this Agreement, shall be executed by the Parties and upon such execution be deemed part of this Agreement.  If changes are required to be made in the ODC  or other Data Center Network, any Purchased Phone or the Services (as defined in Exhibit X) as a result of any requirement adopted or published by the United States Federal Communications Commission or the equivalent regulatory authority of any other jurisdiction in the Territory (“Mandated Changes”), WorldGate shall be obligated to promptly provide an SOW Proposal for the necessary NRE services which shall be negotiated and agreed upon by the parties in accordance with the following:

i.                                          Aequus shall notify WorldGate in writing of any Mandated Change.  Within thirty (30) days after receiving such notice, WorldGate shall provide Aequus with a proposed Statement of Work (“SOW”) setting forth in reasonable detail the work required to be done to implement the Mandated Change, a timetable for performing such work, the deliverables to result from such work and the costs related thereto (an “SOW Proposal”).  Upon delivery to Aequus of an SOW Proposal for a Mandated Change (a “Mandated SOW”), the parties shall promptly commence diligent and good faith negotiations to agree on the terms and conditions of the Mandated SOW, including (if necessary) the costs of engaging a third party subcontractor by WorldGate to perform services in connection with such Mandated SOW.  If the parties cannot agree on the terms and conditions of the Mandated SOW within seven (7) days following delivery of WorldGate’s initial written proposal, then the parties shall, upon demand by either party, submit the Mandated SOW for determination by an arbitrator in accordance with the following clause (ii).

ii.                                       If either party demands that the Mandated SOW be submitted for determination by an arbitrator, each party shall submit its most recent proposal (in a form suitable for execution as an SOW, together with recommended amendments to each other Related Document) and any other materials deemed relevant by such party, to the American Arbitration Association or such other independent expert or organization with expertise in the design and development of systems for delivery of video phone services as the parties may agree, such agreement not to be unreasonably withheld, conditioned or delayed.  If such expert determines that WorldGate’s financial terms are commercially reasonable, then Aequus shall be obligated to accept the financial terms of the last proposal made by WorldGate. If such expert determines that WorldGate’s terms are not commercially reasonable, and that Aequus’s terms are commercially reasonable, then WorldGate shall be obligated to accept the financial terms of the last proposal made by Aequus.  The decision of the expert shall be final and binding on the parties, and the proposal determined to be commercially reasonable, together with the amendments to each Related Document submitted by the prevailing party, shall be immediately executed and delivered by the parties and each party shall become bound thereby.  All work to be performed pursuant to a Mandated SOW shall be given priority by WorldGate over any and all other work for which WorldGate may then be obligated.

iii.                                    For purposes of this Agreement, the procedures set forth in clauses (i), (ii) and (iii) are referred to as the “SOW Procedure”.

(c)                                  Provided that Aequus has paid the Initial Payment and remains current in its payments of the Monthly Rights Fee, in accordance with the terms and conditions of the Master Agreement between the Parties, WorldGate will provide Aequus with NRE Services having a value of $75,000 dollars per month (based on the Fully Loaded Cost, as defined below), for a period of twelve months, commencing with the month following the Closing.  Thereafter, Aequus shall pay for all NRE Services at the Fully Loaded Cost.  If Aequus requires less than $75,000 in NRE services during any month of the initial twelve-month period, or in the aggregate less than $900,000 in NRE Services for the entire twelve-month period, WorldGate shall credit such unused amount against future NRE invoices payable by Aequus hereunder, but in no event shall any unused amounts be payable in cash to Aequus.  All SOWs shall provide that NRE services shall be invoiced at Fully Loaded Cost.  “Fully Loaded Cost” as used herein means the direct compensation charges (including fringe benefits) for actual time devoted to performance of services, multiplied by a factor of 1.2 for overhead or such other overhead factor reasonably determined by OJO’s internal accounting in accordance with GAAP.  Aequus shall also pay actual out-of-pocket expenses of WorldGate budgeted for and agreed to in each SOW, including, without limitation, costs of equipment, license fees, software, tools and materials consumed or actually used in providing such services.

5.4                                 Section 3, OJO TECHNOLOGY, is hereby deleted in its entirety.

5.5                                 The third sentence of Section 4, CHARGES AND PAYMENTS, is hereby amended to read in its entirety as follows: “AEQUUS will be invoiced at such times as are specified in the relevant SOW.”

5.6                                 The fifth sentence of Section 4, CHARGES AND PAYMENTS, is hereby amended to read in its entirety as follows:

Disputes with respect to invoiced amounts under any SOW shall be deemed waived if not raised in writing within thirty (30) days following completion of all Services under such SOW except to the extent reserved as part of the NRE claim (as described in the Master Agreement).

5.7                                 The first sentence of Section 5, TERMINATION, is hereby amended to read in its entirety as follows:

This entire Agreement and/or any individual SOW hereunder may be terminated under the following conditions and in the manner specified: (i) ten (10) days following notice by OJO of non-payment of any amount due hereunder or thirty (30) days following notice of any other material breach from the injured party, if such breach has not been cured within the applicable time period, (ii) immediately upon written notice, in the event that either party files for bankruptcy or for some similar process of protection against creditors or (iii) as may be mutually agreed in writing.

5.8                                 Section 8, SEVERABILITY, Section 9, FORCE MAJEURE; Section 10, NOTICES; and Section 11, GOVERNING LAW AND VENUE are hereby amended in their entirety as follows:

8.  SEVERABILITY.  If any part of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable law.  If any remedy set forth in this Agreement is determined to have failed of its essential purpose, then all other provisions of this Agreement, including the limitations of liability and exclusion of damages, shall remain in full force and effect.

9.  FORCE MAJEURE.  Either Party shall be excused from performance and shall not be liable for any delay, in whole or in part, caused by the occurrence of any contingency beyond the reasonable control either of the excused Party or its subcontractors or suppliers.  These contingencies include, but are not limited to, war, sabotage, insurrection, riot or other act of civil disobedience, act of public enemy, failure or delay in transportation, act of any government or any agency or subdivision thereof affecting the terms hereof, accident, fire, explosion, flood, severe weather or other act of God, or shortage of labor or fuel or raw materials.

10.  NOTICES.  All notices, requests, demands, consents or waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given immediately upon delivery by hand or by electronic transmission (e.g., email or facsimile with immediate confirmation), one (1) business day after being sent if by nationally recognized overnight courier or, if mailed, then four (4) days after being sent by certified or registered mail, return receipt requested with postage prepaid:

(i)                                     If to WorldGate, to:

WorldGate Communications, Inc.

3190 Tremont Avenue

Trevose, PA 19355

Attention:  Hal Krisbergh, CEO and President

Telecopy:  215-354-1049

Email: hkrisbergh@wgate.com

with a copy to:

Randall Gort, CLO at the same address and telecopy number

Email: rgort@wgate.com

(ii)           If to AEQUUS, to:

Snap Telecommunications Inc.

1 Blue Hill Plaza, 14th Floor

PO Box 1626

Pearl River, NY  10965

Attention: Richard Schatzberg, President

Telecopy: (973) 227-5400

Email: rschatzberg@aequustechnologies.com

with a copy to:

Pryor Cashman LLP

410 Park Avenue

New York, New York 10022

Attention: Eric M. Hellige, Esq.

Telecopy: (212) 326-0806

Email: ehellige@pryorcashman.com

or, in each case, to such other person or address as any Party shall furnish to the other Parties in writing.

11.  GOVERNING LAW.  The Parties acknowledge and agree that this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania as to all matters including, but not limited to, matters of validity, construction, effect, performance and liability, without consideration of conflicts of laws provisions contained therein.  In the event of any dispute between the Parties, (a) if suit shall be brought by Aequus, it shall be brought either in the United States District Court for the Eastern District of Pennsylvania or any state court of the Commonwealth of Pennsylvania and (b) if suit shall be brought by WorldGate, it shall be brought in the either in the United States District Court for the Southern District of New York or any state court of the state of New York.  Each of the Parties waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

5.9                                 There shall be added following Section 11, GOVERNING LAW, the following provisions:

12.  ENTIRE AGREEMENT; AMENDMENTS.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior proposals, understandings, and agreements, whether oral or written between the Parties with respect to the subject matter hereof.  No modification, amendment or supplement to this Agreement shall be effective for any purpose unless agreed to in writing and signed by authorized representatives of the Parties.

13.  WAIVER.  No failure to exercise, and no delay in exercising, on the part of either Party, any right, power or privilege hereunder will operate as a waiver thereof, nor will any Party’s exercise of any right, power or privilege hereunder preclude further exercise of the same right or the exercise of any other right hereunder.

14.  BINDING.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

15.  COUNTERPARTS.  This Agreement may be executed simultaneously in two or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.  NO CROSS DEFAULT.  A breach or other default under this Agreement by either Party shall not constitute a breach or default under any other agreement between the Parties.

17.  THIRD PARTIES.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the Parties hereto and their respective successors or assigns any rights or remedies under or by reason of this Agreement.

18.  ASSIGNMENT.  Unless otherwise expressly provided in this Agreement, neither Party may assign its rights (other than the right to receive payments) or delegate its duties and obligations under this Agreement without the prior written consent of the other Party, which will not be unreasonably withheld or delayed; provided, however, that either Party may assign this Agreement, without the need to obtain consent of the other Party, to an Affiliate of such Party or to a successor-in-interest to substantially all of the business of that Party to which this Agreement relates by providing written notice to the other Party of such permitted assignee’s agreement to be bound by the terms of this Agreement and to assume all of the rights and obligations of the assigning Party set forth in this Agreement; provided, however, that in no event shall either Party assign this Agreement to an Affiliate or Successor who the Parties agree in writing is a Competitor of the other Party.  Any assignment made in violation of the foregoing provisions shall be deemed null and void and of no force or effect.

19.  NO PRESUMPTION.  Each of the Parties have all participated in the negotiation and drafting of this Agreement and each has been represented throughout to their satisfaction by legal counsel of their choosing.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

20.  HEADINGS AND SUBSECTIONS.  Section headings are provided for convenience of reference and do not constitute part of this Agreement.  Any references to a particular section of this Agreement shall be deemed to include reference to any and all subsections thereof Survival of Obligations.  The provisions of Sections that, by their nature or as explicitly stated, are to survive termination of this Agreement shall survive termination hereof.

21.  GENDER; TENSE, ETC  Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

22.  REFERENCE TO DAYS.  All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

5.10                           The Statement of Work - Software Enhancements for Interoperability dated June 6, 2006, which has been closed as the result of the completion of all required activities was previously amended to (i) waive payments C and D under the section entitled Required NRE Payments, and (ii) elimination of requirements of section entitled POTENTIAL RECOVERY OF PORTION OF NRE PAYMENTS and (iii) provide that OJO, will, to the extent reasonably feasible, work with Aequus to allow the OJO video phone to take advantage of WorldGate proprietary compression schemes with the Snap!VRS ACD.  It is understood, however, that there will be no disclosure, directly or indirectly, of this proprietary technology to Aupix.

5.11                           There shall be added after EXHIBIT 1 – STATEMENT OF WORK – SOFTWARE ENHANCEMENTS FOR INTEROPERABILITY, JUNE 6, 2006, which is incorporated by reference into the Professional Services Agreement, EXHIBIT 2, FORM OF STATEMENT OF WORK in the form annexed to this Revised Amendment as Appendix 1.

6.                                       Miscellaneous Provisions

(a)        Notices.  All notices, requests, demands, consents or waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given immediately upon delivery by hand or by electronic transmission (e.g., email or facsimile with immediate confirmation), one (1) business day after being sent if by nationally recognized overnight courier or, if mailed, then four (4) days after being sent by certified or registered mail, return receipt requested with postage prepaid:

(i)   If to WorldGate, to:

WorldGate Communications, Inc.

3190 Tremont Avenue

Trevose, PA 19355

Attention:  Hal Krisbergh, CEO and President

Telecopy:  215-354-1049

Email: hkrisbergh@wgate.com

with a copy to:

Randall Gort, CLO at the same address and telecopy number

Email: rgort@wgate.com

(ii)                                  If to AEQUUS, to:

Snap Telecommunications Inc.

1 Blue Hill Plaza, 14th Floor

PO Box 1626

Pearl River, NY  10965

Attention: Richard Schatzberg, President

Telecopy: (973) 227-5400

Email: rschatzberg@aequustechnologies.com

with a copy to:

Pryor Cashman LLP

410 Park Avenue

New York, New York 10022

Attention: Eric M. Hellige, Esq.

Telecopy: (212) 326-0806

Email: ehellige@pryorcashman.com

or, in each case, to such other person or address as any party shall furnish to the other parties in writing.

(b)        Binding.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

(c)        Assignment.  Unless otherwise expressly provided in this Agreement, neither Party may assign its rights (other than the right to receive payments) or delegate its duties and obligations under this Agreement without the prior written consent of the other Party, which will not be unreasonably withheld or delayed; provided, however, that either Party may assign this Agreement, without the need to obtain consent of the other Party, to an Affiliate of such Party or to a successor-in-interest to substantially all of the business of that Party to which this Agreement relates by providing written notice to the other Party of such permitted assignee’s agreement to be bound by the terms of this Agreement and to assume all of the rights and obligations of the assigning Party set forth in this Agreement; provided, however, that in no event shall either Party assign this Agreement to an Affiliate or Successor who is a Competitor of the other Party.  Any assignment made in violation of the foregoing provisions shall be deemed null and void and of no force or effect.

(d)        Severability.  If any part of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable law.  If any remedy set forth in this Agreement is determined to have failed of its essential purpose, then all other provisions of this Agreement, including the limitations of liability and exclusion of damages, shall remain in full force and effect.

(e)        Governing Law.  The Parties acknowledge and agree that this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania as to all matters including, but not limited to, matters of validity, construction, effect, performance and liability, without consideration of conflicts of laws provisions contained therein.  In the event of any dispute between the Parties, (a) if suit shall be brought by Aequus, it shall be brought either in the United States District Court for the Eastern District of Pennsylvania or any state court of the Commonwealth of Pennsylvania and (b) if suit shall be brought by WorldGate, it shall be brought in the either in the United States District Court for the Southern District of New York or any state court of the state of New York.  Each of the Parties waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(f)         Counterparts.  This Agreement may be executed simultaneously in two or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)        Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior proposals, understandings, and agreements, whether oral or written between the Parties with respect to the subject matter hereof.  No modification, amendment or supplement to this Agreement shall be effective for any purpose unless agreed to in writing and signed by authorized representatives of the Parties.

(h)        Waiver.  No failure to exercise, and no delay in exercising, on the part of either Party, any right, power or privilege hereunder will operate as a waiver thereof, nor will any Party’s exercise of any right, power or privilege hereunder preclude further exercise of the same right or the exercise of any other right hereunder.

(i)         Third Parties.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the Parties hereto and their respective successors or assigns any rights or remedies under or by reason of this Agreement.

(j)         No Presumption.  The Sellers and the Purchaser have all participated in the negotiation and drafting of this Agreement and have each been represented throughout to their satisfaction by legal counsel of their choosing.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(k)        Force Majeure.  Either Party shall be excused from performance and shall not be liable for any delay, in whole or in part, caused by the occurrence of any contingency beyond the reasonable control either of the excused Party or its subcontractors or suppliers.  These contingencies include, but are not limited to, war, sabotage, insurrection, riot or other act of civil disobedience, act of public enemy, failure or delay in transportation, act of any government or any agency or subdivision thereof affecting the terms hereof, accident, fire, explosion, flood, severe weather or other act of God, or shortage of labor or fuel or raw materials.

(l)         No Cross Default.  A breach or other default under this Agreement by either Party shall not constitute a breach or default under any other agreement between the Parties.

(m)       Headings and Subsections.  Section headings are provided for convenience of reference and do not constitute part of this Agreement.  Any references to a particular section of this Agreement shall be deemed to include reference to any and all subsections thereof

(n)        Survival of Obligations.  The provisions of Sections that, by their nature or as explicitly stated, are to survive termination of this Agreement shall survive termination hereof.

(o)        Gender; Tense, Etc  Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

(p)        Reference to Days.  All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

[Signatures on following page.]

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have duly executed this Revised Amendment on behalf of the parties on the date first written above.

Aequus Technologies, Corp.

OJO Service LLC

By:		By:
Name:	Richard Schatzberg	Name:	Hal Krisbergh
Address:	1 Blue Hill Plaza, 14th Floor	Address:	3190 Tremont Avenue
	PO Box 1626		Suite 100
	Pearl River, NY 10965		Trevose, PA 19020

Title:	Chief Executive Officer	Title:	Chief Executive Officer
Tel.:	845-652-7101	Tel.:	215-354-5100
Fax::	845-652-7109	Fax::	215-354-1049
E-mail:	rschatzberg@aequustechnologies.com	E-Mail:	hkrisbergh@wgate.com

Snap Telecommunication Inc.		WorldGate Communications, Inc.

By:		By:
Name:	Richard Schatzberg	Name:	Hal Krisbergh
Address:	1 Blue Hill Plaza, 14th Floor	Address:	3190 Tremont Avenue
	PO Box 1626		Suite 100
	Pearl River, NY 10965		Trevose, PA 19020

Title:	Chief Executive Officer	Title:	Chief Executive Officer
Tel.:	845-652-7101	Tel.:	215-354-5100
Fax::	845-652-7109	Fax::	215-354-1049
E-mail:	rschatzberg@aequustechnologies.com	E-Mail:	hkrisbergh@wgate.com